                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      ------------------------------------

                          Filed by the Registrant [X]
                 Filed by a party other than the Registrant [_]

                      ------------------------------------

                           Check the appropriate box:
           [_] Preliminary Proxy Statement  [X] Definitive Proxy Statement

           [_] Definitive Additional Materials  [_] Soliciting Material Pursuant
                                                    to (S)240.14a-11(c) or
                                                    (S)240.14a-12

           [_] Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2)

                      ------------------------------------

                           ARROW INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                      ------------------------------------

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies: N/A
          (2) Aggregate number of securities to which transaction applies:  N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/ N/A
          (4) Proposed maximum aggregate value of transaction:  N/A
          (5) Total fees paid: N/A

              /1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:

                           ARROW INTERNATIONAL, INC.
                              2400 Bernville Road
                          Reading, Pennsylvania  19605

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on January 21, 1998



To Our Shareholders:

     The Annual Meeting of Shareholders of Arrow International, Inc. will be held at the Sheraton Berkshire Inn, Route 422 West and Papermill Road Exit, Wyomissing, Pennsylvania at 4:00 p.m. on January 21, 1998 for the following purposes:

     (1)  To elect four directors;

     (2) To act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending August 31, 1998; and

     (3) To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 28, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                                      By Order of the Board of Directors,

                                      T. Jerome Holleran,
                                      Secretary


December 15, 1997
Reading, Pennsylvania

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                           ARROW INTERNATIONAL, INC.



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arrow International, Inc. for the Annual Meeting of Shareholders to be held on January 21, 1998, or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 28, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were 23,225,726 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants for fiscal 1998. Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will be excluded entirely from the vote and will have no effect on the outcome of the voting. With regard to the ratification of the appointment of independent accountants, abstentions may be specified. Since the affirmative vote of a majority of the votes cast is required in respect of such proposal, an abstention with respect to such proposal will have the same effect as a vote against such proposal. Any proxy not specifying the contrary will be voted in the election of directors for each of the Board of Directors' nominees and in favor of the proposal to ratify the appointment of independent accountants. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Company prior to the Annual Meeting. Under applicable Pennsylvania law, broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether any non-discretionary proposals to be voted upon at the Annual Meeting have been approved. The Company believes that the proposals to be considered at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretion. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of the proposals, however, the Company intends to treat such broker non-votes as stated above.

     The mailing address of the principal executive offices of the Company is P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612. This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about December 15, 1997.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of nine directors, although up to 12 directors are permitted by the Company's Restated Articles of Incorporation and By-Laws. If all of the persons currently nominated for election to the Board are elected (after giving effect to the retirement of a current member of the Board as described below), the composition of the Board of Directors will be increased to ten directors. Under the Company's Restated Articles of Incorporation and By-laws, the Board is divided into four classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors constituting one class are elected for a four-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated Raymond Neag and Richard T. Niner, each of whom is currently a director, and Carl G. Anderson, Jr. and R. James Macaleer, neither of whom has previously served as a director, for election to the Board of Directors. If elected, Mr. Anderson will serve until the Annual Meeting of Shareholders to be held in 2001 and Mr. Macaleer will serve until the Annual Meeting of Shareholders to be held in 2000, or until such time as their respective successors are elected, and each of Messrs. Neag and Niner will serve until the Annual Meeting of Shareholders to be held in 2002, or until such time as their respective successors are elected. The remaining directors will continue to serve as set forth below, with the exception of Robert L. McNeil, Jr., who after serving with distinction as a director of the Company since 1982, will retire from the Board of Directors effective as of January 20, 1998.

     The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of Common Stock represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

     Certain information concerning the nominees and those directors whose terms of office will continue following the Annual Meeting is set forth in the following table:


                                        Principal Occupation, Business
     Name              Age                Experience and Directorship
     ----              ---              ------------------------------

Nominee For Term Expiring in 2000

R. James Macaleer      63               Chairman of the Board of Shared Medical
                                        Systems Corporation, a provider of
                                        computer-based information systems and
                                        associated services to the health
                                        industry in North America and Europe
                                        ("SMS"), since 1969, and Chief Executive
                                        Officer of SMS from 1969 to August 1995.



Nominee For Term Expiring in 2001

Carl G. Anderson, Jr.  52               President and Chief Executive Officer of
                                        ABC School Supply, Inc., a manufacturer
                                        and marketer of materials and equipment
                                        for public and private schools, since
                                        May 1997. Consultant with the New
                                        England Consulting Group, a general
                                        management and marketing consulting
                                        company, from May 1996 to May 1997. Vice
                                        President, General Manager, Retail
                                        Consumer Products of James River
                                        Corporation, a multinational company
                                        engaged in the development, manufacture
                                        and marketing of paper-based consumer
                                        and commercial products ("James River"),
                                        from August 1994 to March 1996, and Vice
                                        President, Marketing, Consumer Brands of
                                        James River from May 1992 to August
                                        1994. From 1984 to May 1992, served in
                                        various capacities with Nestle Foods
                                        Corporation, the latest as Vice
                                        President, Division General Manager,
                                        Confections. Prior thereto, served in
                                        several marketing and manufacturing
                                        capacities with Procter & Gamble.

Nominees For Terms Expiring in 2002

Raymond Neag           66               Executive Vice President since April
                                        1992 and prior thereto Senior Vice
                                        President of the Company. Officer and a
                                        director of the Company since it was
                                        founded in 1975. From 1973 until joining
                                        the Company, General Manager of the
                                        Arrow Products Division of Rockwell
                                        International Corporation, the Company's
                                        predecessor (the "Rockwell Division").
                                        From 1971 to 1973, President of Teledyne
                                        Dental Products, a manufacturer of
                                        dental products and a division of
                                        Teledyne, Inc. Prior to 1971, Vice
                                        President and Director of Marketing of
                                        Sherwood Medical, Inc., a medical device
                                        company. Also, Secretary and a director
                                        of Arrow Precision Products, Inc., a
                                        corporation controlled by principal
                                        shareholders of the Company
                                        ("Precision").

Richard T. Niner       58               Director of the Company since 1982.
                                        General partner since 1985 of Brynwood
                                        Management and since 1988 of Brynwood
                                        Management II L.P., entities that serve
                                        as general partners of two private
                                        investment partnerships based in
                                        Greenwich, Connecticut. Director of Air
                                        Express International Corporation, an
                                        international air freight forwarder, and
                                        Hurco Companies, Inc., a manufacturer of
                                        computer



                                        numerical controls ("CNC") and
                                        CNC metal working machines. Also, a
                                        director of Precision.


Directors Whose Terms Expire in 1999

John H. Broadbent, Jr.     59           Vice President-Finance, Treasurer and a
                                        director of the Company since it was
                                        founded in 1975. From 1966 to 1975,
                                        served in several capacities with
                                        Carpenter Technology Corporation, a
                                        specialty steel manufacturer, the latest
                                        as Manager-Market Planning &
                                        Development. From 1964 to 1966,
                                        consultant in the Management Advisory
                                        Services Department of the international
                                        accounting firm of Price Waterhouse &
                                        Co. Also, Vice President-Finance,
                                        Treasurer and a director of Precision.

George W. Ebright          59           Director of the Company since October
                                        1993. Currently retired. Director of
                                        Cytogen Corporation, a biopharmaceutical
                                        company engaged in the development of
                                        diagnostic and therapeutic substances
                                        for human health care applications
                                        ("Cytogen"), from February 1989 until
                                        May 1995. Chairman of the Board of
                                        Cytogen from February 1990 until January
                                        1995 and President from February 1989 to
                                        August 1991. Prior thereto, President
                                        and Chief Operating Officer and a
                                        director of SmithKline Beckman
                                        Corporation, a health care and life
                                        services company engaged in the
                                        marketing of a broad line of
                                        prescription and proprietary products
                                        for human and animal health care, as
                                        well as diagnostic and analytical
                                        products and services. From 1963 through
                                        1987, held several senior management
                                        positions with SmithKline & French
                                        Laboratories and two of its divisions.
                                        Director of NABI, Inc., a
                                        biopharmaceutical company which develops
                                        products for the prevention and
                                        treatment of infectious diseases, and
                                        The West Company, a supplier of
                                        specialized packaging systems to the
                                        health care and consumer products
                                        industries. Also, a director of
                                        Precision.

Directors Whose Terms Expire in 2000

T. Jerome Holleran         61           Secretary and a director of the Company
                                        since it was founded in 1975 and, until
                                        September 1997, a Vice President of the
                                        Company. From February 1986 to September
                                        1997, Vice President, Chief Operating
                                        Officer and a director of Precision.
                                        President of Endovations, Inc., a former
                                        subsidiary of Precision

                                      -5-

                                        that manufactured and marketed certain
                                        gastroenterological medical products
                                        ("Endovations"), from 1991 until the
                                        sale in June 1996 of a portion of
                                        Endovations' business to the Company and the remainder to an unrelated third party. Since July 1996, President of
                                        Precision Medical Products, Inc., a
                                        former subsidiary of Precision, which
                                        was acquired effective August 29, 1997
                                        by certain employees of Precision,
                                        including Mr. Holleran. From 1971 to
                                        1975, Director of Business Planning-
                                        Textile Divisions of Rockwell
                                        International Corporation and a
                                        Marketing Manager of the Rockwell
                                        Division. From 1969 to 1971, consultant
                                        with the management consulting firm of
                                        Booz, Allen and Hamilton.

Alan M. Sebulsky           38           Director of the Company since January
                                        1997. Principal of Lincoln Capital
                                        Management, a private investment
                                        management firm based in Chicago,
                                        Illinois, since July 1994, with
                                        responsibility for investments in the
                                        health care industry. Also serves on
                                        Lincoln Capital Management's equity
                                        investment committee. From 1988 to May
                                        1994, Managing Director at Morgan
                                        Stanley & Company, an international
                                        investment banking and brokerage firm,
                                        with responsibility for equity research
                                        in the pharmaceutical and medical device
                                        industries. From 1982 to 1988, held
                                        various positions at T. Rowe Price &
                                        Associates, an investment management
                                        firm, the latest as Vice President, with
                                        responsibility for health care
                                        investment analysis and portfolio
                                        management.

Directors Whose Terms Expire in 2001

Marlin Miller, Jr.         65           President and Chief Executive Officer
                                        and a director of the Company since it
                                        was founded in 1975. From 1972 to 1975,
                                        Vice President and a director of Connors
                                        Investor Services, a research and
                                        investment management firm. From 1959 to
                                        1972, served in several capacities with
                                        Glen Gery Corporation, a manufacturer of
                                        building products, the latest as
                                        Executive Vice President and a director.
                                        Director of Carpenter Technology
                                        Corporation, a manufacturer of specialty
                                        steel, and CoreStates Financial Corp., a
                                        financial institution. Also, President
                                        and a director of Precision.

John E. Gurski             56           Director of the Company since January
                                        1997. Corporate Vice President of AMP
                                        Incorporated, a



                                        multinational company engaged in the
                                        development, manufacture and marketing
                                        of systems for electrical and electronic applications ("AMP"), since 1989.
                                        President, Europe, Middle East and
                                        Africa, of AMP since July 1995 and
                                        beginning January 1, 1997, President,
                                        Global Operations, of AMP. Corporate
                                        Vice President, Europe, of AMP from
                                        September 1993 to July 1995 and
                                        Corporate Vice President, Business &
                                        Operations Planning International, of
                                        AMP from January 1992 to September 1993.
                                        Corporate Vice President, Capital Goods
                                        Business Sector, of AMP from 1989 to
                                        January 1992 and Divisional Vice
                                        President, Operations, of AMP from 1987
                                        to 1989. From 1972 to 1987, served in
                                        various manufacturing and operating
                                        capacities with AMP. Prior thereto, was
                                        employed by General Motors Corporation.


Board of Directors and Committees of the Board

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors held five meetings during fiscal 1997. All of the directors attended at least 75% of the meetings of the Board and any committee on which they served during fiscal 1997. Among the committees of the Board are the Audit Committee and the Human Resources Committee (formerly designated as the Compensation Committee).

     The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee currently are Richard T. Niner, who acts as Chairman of the Committee, George W. Ebright, Robert L. McNeil, Jr. (who is retiring as a director of the Company effective January 20, 1998) and Alan M. Sebulsky, none of whom are employees of the Company. The Audit Committee met two times during the fiscal year ending August 31, 1997.

     The Human Resources Committee reviews and recommends the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1992 Stock Incentive Plan. The Human Resources Committee selects employees to whom awards will be made under the 1992 Stock Incentive Plan, determines the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards. The members of the Human Resources Committee currently are John E. Gurski, Mr. McNeil (who is retiring as a director of the Company effective January 20, 1998) Mr. Niner and Mr. Ebright, who acts as Chairman of the Committee. The Human Resources Committee met one time during fiscal 1997.

Compensation of Directors

     The Company's directors who are not officers or employees of the Company receive a quarterly fee of $3,500 for Board membership, a fee of $1,000 for attendance at each Board meeting and a fee of $500 for attendance at each Committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with attending Board and Committee meetings. The Chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per year.

     To promote the Company's ability to attract and retain outside directors and to provide them with an incentive to maintain and enhance the Company's long-term performance, stock awards are made to directors who are not also employees or consultants of the Company and who were not shareholders of the Company at the time of the Company's initial public offering on June 9, 1992. The stock awards are made pursuant to the Company's Directors Stock Incentive Plan in the form of non-qualified stock options. The plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 17, 1996, on which date the plan became effective (the "Effective Date"). On the later of the Effective Date or upon an eligible director's first election to the Board, such eligible director receives options to purchase 5,000 shares of Common Stock. On the date each year when directors are elected to the Board, eligible directors receive options to purchase an additional 500 shares of Common Stock. The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years from the date of grant and vests on the first anniversary of the date of grant.

     Messrs. Ebright, Gurski and Sebulsky were the only directors eligible to receive awards under the plan during fiscal 1997. After being elected to the Company's Board of Directors at the Company's Annual Meeting of Shareholders held on January 15, 1997, each of Messrs. Gurski and Sebulsky were granted options pursuant to the plan to purchase 5,000 shares of Common Stock at an exercise price of $29.25. In addition, on such date, Mr. Ebright was granted options pursuant to the plan to purchase 500 shares of Common Stock at such exercise price. In accordance with the terms of the plan, on the date of the Annual Meeting, Mr. Anderson, if elected to the Board at the Annual Meeting, will be granted options to purchase 5,000 shares of Common Stock and each of Messrs. Ebright, Gurski and Sebulsky will receive options to purchase an additional 500 shares of Common Stock, in each case at an exercise price equal to the closing price per share of the Common Stock on such date as reported on the Nasdaq National Market System. Mr. Macaleer will not receive any stock awards under the plan because he was a shareholder of the Company at the time of its initial public offering on June 9, 1992.

Executive Officers

     The executive officers of the Company, their positions with the Company, business history and certain other information, as of November 28, 1997, are set forth below.


Name                                             Office                      Age
----                                             ------                      ---
Marlin Miller, Jr.           President and Chief Executive Officer            65
Raymond Neag                 Executive Vice President                         66
John H. Broadbent, Jr.       Vice President-Finance and Treasurer             59
T. Jerome Holleran           Secretary                                        61
Philip B. Fleck              Vice President-Research and Manufacturing        53
Paul L. Frankhouser          Vice President-Marketing                         52
Thomas D. Nickel             Vice President-Regulatory Affairs and Quality    58
                             Assurance

     Marlin Miller, Jr. has served as President and Chief Executive Officer and a director of the Company since it was founded in 1975. From 1972 to 1975, Mr. Miller served as Vice President and a director of Connors Investor Services, a research and investment management firm. From 1959 to 1972, Mr. Miller served as Executive Vice President and a director of Glen Gery Corporation, a manufacturer of building products. Mr. Miller is also President and a director of Precision, and during fiscal 1997 devoted approximately 5% of his business time to Precision. See "Certain Transactions." He is a director of Carpenter Technology Corporation, a manufacturer of specialty steel, and CoreStates Financial Corp., a financial institution.

     Raymond Neag has served as Executive Vice President since 1992 and prior thereto served as Senior Vice President of the Company. Mr. Neag has been an officer and a director of the Company since it was founded in 1975. From 1973 until joining the Company, Mr. Neag served as General Manager of the Rockwell Division. From 1971 to 1973, Mr. Neag was President of Teledyne Dental Products, a manufacturer of dental products, which was a division of Teledyne, Inc. Prior to 1971, Mr. Neag was Vice President and Director of Marketing of Sherwood Medical, Inc., a medical device company. Mr. Neag also serves as Secretary and a director of Precision.

     John H. Broadbent, Jr. has served as Vice President-Finance, Treasurer and a director of the Company since it was founded in 1975. From 1966 to 1975, Mr. Broadbent served in several capacities with Carpenter Technology Corporation, a specialty steel manufacturer, the latest as Manager-Market Planning & Development. From 1964 to 1966, Mr. Broadbent was employed as a consultant in the Management Advisory Services Department of Price Waterhouse & Co. Mr. Broadbent also serves as Vice President-Finance, Treasurer and a director of Precision, and during fiscal 1997 devoted approximately 5% of his business time to Precision. See "Certain Transactions."

     T. Jerome Holleran has served as Secretary and a director of the Company since it was founded in 1975 and, until September 1997, also served as a Vice President of the Company. From February 1986 to September 1997, Mr. Holleran was also Vice President, Chief Operating Officer and a director of Precision. During fiscal 1997, Mr. Holleran devoted approximately 95% of his business time to Precision and approximately 5% of his business time to Arrow. Mr. Holleran also served as President of Endovations, Inc., a former subsidiary of Precision that manufactured and marketed certain gastroenterological medical products, from 1991 until the sale in June 1996 of a portion of the Endovations business to the Company and the remainder to an unrelated third party. Since July 1996, Mr. Holleran has also served as President of Precision Medical Products, Inc., a former subsidiary of Precision, which was acquired effective August 29, 1997 by certain employees of Precision, including Mr. Holleran. See "Certain Transactions." From 1971 to 1975, Mr. Holleran served as Director of Business Planning-Textile Divisions of Rockwell International Corporation and as a Marketing Manager of the Rockwell Division. From 1969 to 1971, Mr. Holleran was employed as a consultant by Booz, Allen and Hamilton.

     Philip B. Fleck has served as Vice President-Research and Manufacturing since June 1994 and prior thereto served as Vice President-Research and Engineering of the Company since 1986. From 1975 to 1986, Mr. Fleck served as Engineering Manager of the Company. From 1971 to 1975, Mr. Fleck served as Equipment Design Manager and Engineering Manager of the Rockwell Division. From 1967 to 1971, Mr. Fleck served as Manufacturing Development Engineer of Atlas Chemical Industries, a manufacturer of aerospace components.

     Paul L. Frankhouser has served as Vice President-Marketing of the Company since 1986. From 1980 to 1986, Mr. Frankhouser served as Manager of Marketing of the Company. From 1977 to 1980, Mr. Frankhouser served as Product Manager-Medical Devices of the Company. From 1975 to 1977, Mr. Frankhouser served as Manager of Medical Products and Process Development of the Company. Prior to 1975, Mr. Frankhouser served as a Project Engineer of the Rockwell Division.

     Thomas D. Nickel has served as Vice President-Regulatory Affairs and Quality Assurance of the Company since 1991. From 1986 to 1991, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of the Company. Prior to joining the Company, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of Omnis Surgical, Inc., a former subsidiary of Baxter International, Inc. that manufactured anesthesiological and other related products.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 28, 1997, the beneficial ownership of Common Stock by (i) each director and director nominee who is a shareholder, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all directors and officers as a group (including the named individuals), and (iv) each beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated in the notes immediately following the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                 Percent of
                                              Amount               Class
Name                                    Beneficially Owned         Owned
------------------------              ----------------------     ----------
Marlin Miller, Jr.....................       4,202,300(1)          18.1%
Richard T. Niner......................       3,039,737(2)          13.1
Robert L. McNeil, Jr..................       2,349,644(3)          10.1
Raymond Neag..........................       1,992,000(4)           8.6
John H. Broadbent, Jr.................         946,840(5)           4.1
T. Jerome Holleran ...................         761,132(6)           3.3
Paul L. Frankhouser...................          50,500(7)            *
Philip B. Fleck.......................          41,500(8)            *
R. James Macaleer.....................          39,375               *
George W. Ebright.....................           6,000(9)            *
Alan M. Sebulsky .....................           6,000(10)           *
John E. Gurski .......................           5,000(11)           *
All directors and officers as a
group (12 persons)....................      13,411,147(12)         57.7

Richard T. Niner and
   Robert W. Cruickshank,
   as Trustees of the Robert L.
   McNeil, Jr. 1983 Intervivos Trust
   dated November 30, 1983............       2,312,247             10.0
c/o Morgan Guaranty Trust
   Company of New York
   9 West 57th Street
   New York, New York  10019
   Attention:  Mr. Eugene Wilks

-------------------------
*  Less than one percent.

(1) Includes 1,000 shares owned by Mr. Miller's wife, as to which Mr. Miller disclaims beneficial ownership. Also includes 100,000 shares held by a charitable foundation of which Mr. Miller is one of five trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation.

(2) Shares beneficially owned include an aggregate of 9,075 shares owned by Mr. Niner's wife and two children, as to which Mr. Niner disclaims beneficial ownership, and 2,312,247 shares held by Hare & Co., as nominee for the Robert L. McNeil, Jr. 1983 Intervivos Trust (the "McNeil Trust"), of which Mr. Niner is one of two trustees who have shared power to vote and dispose of the shares of Common Stock held in such trust.

                       (footnotes continued on next page)

(3) Includes 117,800 shares held by a charitable foundation of which Mr. McNeil is the president and one of four directors who have shared power to vote and dispose of the shares of Common stock held by such foundation. Excludes 2,312,247 shares held by Hare & Co., as nominee for the McNeil Trust, of which Mr. McNeil was the grantor for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil disclaims beneficial ownership of such shares held in the McNeil Trust.

(4) Includes 200,000 shares owned by the estate of Evelyn J. Neag (who was Mr. Neag's wife), of which Mr. Neag is the administrator.

(5) Includes an aggregate of 16,050 shares owned by Mr. Broadbent's wife and stepchild, as to which Mr. Broadbent disclaims beneficial ownership. Also includes 31,300 shares held by a charitable foundation of which Mr. Broadbent is one of three trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation.

(6) Includes 25,000 shares owned by Mr. Holleran's wife, as to which Mr. Holleran disclaims beneficial ownership. Also includes an aggregate of 70,000 shares held by certain charitable trusts of which Mr. Holleran is the trustee with the sole power to vote and dispose of the shares of Common Stock held in such trusts.

(7) Includes 300 shares owned by Mr. Frankhouser's children, as to which Mr. Frankhouser disclaims beneficial ownership. Also includes 4,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 6,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 10,000 shares owned by Mr. Fleck's wife, as to which Mr. Fleck disclaims beneficial ownership. Also includes 4,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 6,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes 5,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(10) Includes 5,000 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(11) Consists solely of shares issuable upon the exercise of options which are deemed to be presently exercisable.

(12) See footnotes (1) through (11) above. Also includes 2,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to an executive officer. Does not include 3,000 shares issuable upon the exercise of options granted to such executive officer which are not deemed to be presently exercisable.

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the year ended August 31, 1997, and (ii) written representations from certain reporting persons, that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten percent beneficial owners for such fiscal year.


                            EXECUTIVE COMPENSATION

   The following table summarizes, for the Company's past three fiscal years, all compensation paid to the Company's Chief Executive Officer and the four most highly compensated other executive officers of the Company whose salary and bonus exceed $100,000 for the fiscal year ended August 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                            Annual
                                       Compensation(1)         Long-Term Compensation(1)
                                   ------------------------  ------------------------------
                                                              Restricted      Securities
    Name and               Fiscal                                Stock        Underlying         All Other
Principal Position          Year    Salary($)   Bonus($)(2)    Awards($)      Options (#)     Compensation($)
-------------------------  ------  -----------  -----------  -------------  ---------------  -----------------
Marlin Miller, Jr.         1997    313,397(3)   216,739           -0-             -0-            198,674(4)
President and Chief        1996    284,116(3)       -0-           -0-             -0-            197,355(4)
Executive Officer          1995    270,583(3)   262,466           -0-             -0-            199,716(4)

Raymond Neag               1997    239,160      139,669           -0-             -0-            110,382(5)
Executive Vice             1996    228,864          -0-           -0-             -0-            113,327(5)
President                  1995    217,968      169,143           -0-             -0-            113,981(5)

John H. Broadbent, Jr.     1997    195,875(6)   120,411           -0-             -0-             68,714(7)
Vice President-Finance     1996    177,574(6)       -0-           -0-             -0-             70,734(7)
and Treasurer              1995    169,117(6)   145,817           -0-             -0-             70,953(7)

Philip B. Fleck            1997    181,044      101,998           -0-             -0-              3,000(9)
Vice President-Research    1996    173,250       24,272           -0-          10,000(8)           4,733(9)
and Manufacturing          1995    165,000       88,062           -0-             -0-              4,794(9)

Paul L. Frankhouser        1997    181,044      101,998           -0-             -0-              3,000(9)
Vice President-            1996    173,250       24,272           -0-          10,000(10)          4,556(9)
Marketing                  1995    165,000       88,062           -0-             -0-              4,881(9)
-----------------------------

(1) Column with respect to "Other Annual Compensation" has not been included in this table because there has been no such Other Annual Compensation awarded to, earned by or paid to any of the executive officers named above for any fiscal year covered in the table.

                      (footnotes continued on next page)

(2) Includes annual incentive and profit sharing bonuses earned with respect to fiscal 1997, part of which were paid in fiscal 1998.

(3) In addition, Precision paid $16,495, $31,568 and $30,065 as salary to Mr. Miller in fiscal 1997, 1996 and 1995, respectively, in respect of Mr. Miller's devotion of approximately 5% of his business time during fiscal 1997 and approximately 10% of his business time during each of fiscal 1996 and 1995 to Precision. See "Certain Transactions."

(4) Consists of (i) matching contributions in the amount of $3,000, $4,294 and $4,903 made by the Company to Mr. Miller's account under the Company's 401(k) Plan in fiscal 1997, 1996 and 1995, respectively, and (ii) insurance premiums in the amount of $195,674, $193,061 and $194,813 paid by the Company in fiscal 1997, 1996 and 1995, respectively, in respect of term life insurance policies owned by certain trusts established by Mr. Miller, which premium payments must be repaid to the Company from either (a) the cash surrender value of such policies or (b) the death benefits of such policies.

(5) Consists of (i) matching contributions in the amount of $3,000, $4,765 and $4,719 made by the Company to Mr. Neag's account under the Company's 401(k) Plan in fiscal 1997, 1996 and 1995, respectively, and (ii) insurance premiums in the amount of $107,382, $108,562 and $109,262 paid by the Company in fiscal 1997, 1996 and 1995, respectively, in respect of the term life insurance policies owned by certain trusts established by Mr. Neag, which premium payments must be repaid to the Company from either (a) the cash surrender value of such policies or (b) the death benefit of such policies.

(6) In addition, Precision paid $10,309, $19,730 and $18,791 as salary to Mr. Broadbent in fiscal 1997, 1996 and 1995, respectively, in respect of Mr. Broadbent's devotion of approximately 5% of his business time during fiscal 1997 and approximately 10% of his business time during each of fiscal 1996 and 1995 to Precision. See "Certain Transactions."

(7) Consists of (i) matching contributions in the amount of $3,000, $4,745 and $4,653 made by the Company to Mr. Broadbent's account under the Company's 401(k) Plan in fiscal 1997, 1996 and 1995, respectively, and (ii) insurance premiums in the amount of $65,714, $65,989 and $66,300 paid by the Company in fiscal 1997, 1996 and 1995, respectively, in respect of term life insurance policies owned by a certain trust established by Mr. Broadbent, which premium payments must be repaid to the Company from either (a) the cash surrender value of such policies or (b) the death benefits of such policies.

(8) Represents an award to Mr. Fleck on January 17, 1996 of incentive stock options to purchase 10,000 shares of Common Stock at an exercise price of $38.00 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% (i.e., 2,000
                                                             ----
     options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., January 17). The
                                                      ----
     options are subject to immediate vesting upon the occurrence of certain change in control events.

(9) Represents matching contributions made by the Company to the account of each of Messrs. Fleck and Frankhouser under the Company's 401(k) Plan in fiscal 1997, 1996 and 1995, respectively.

                      (footnotes continued on next page)

(10) Represents an award to Mr. Frankhouser on January 17, 1996 of incentive stock options to purchase 10,000 shares of Common Stock at an exercise price of $38.00 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20%

     (i.e., 2,000 options) of such stock option award will vest on each of the
      ----
     first through the fifth anniversary of the date of such award (i.e.,
                                                                    ----
     January 17). The options are subject to immediate vesting upon the occurrence of certain change in control events.

Option Grants

     There were no grants of stock options made during the fiscal year ended August 31, 1997 to the persons named in the Summary Compensation Table above or to any other employees of the Company.

Aggregate Year-End Option Values

     The following table provides information concerning stock options exercised during fiscal 1997 and the number of unexercised options held by the individuals named in the Summary Compensation Table as of August 31, 1997. As of August 31, 1997, there were no unexercised, "in the money" options because the exercise price of such options exceeded the fair market value of the Common Stock as of such date.

     Aggregated Option Exercises in Fiscal 1997 and Year-End Option Values

                                                          Number of Securities
                                                         Underlying Unexercised       Value of Unexercised
                                                               Options at           In-the-Money Options at
                                                          August 31, 1997 (#)        August 31, 1997 ($)(1)
                       Shares Acquired      Value      --------------------------  --------------------------
        Name           On Exercise (#)   Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  ---------------   ------------  -----------  -------------  -----------  -------------
Philip B. Fleck              --               --            --         10,000          --            --
Paul L. Frankhouser          --               --            --         10,000          --            --

----------------------

 (1) Based upon a closing price of the Common Stock of $29.625 per share on August 29, 1997 as reported on the Nasdaq National Market System and an option exercise price of $38.00, none of the options are currently "in the money."


Retirement Plan

     The Retirement Plan for Salaried Employees of Arrow International, Inc. became effective on September 1, 1978, and was amended and restated as of September 1, 1984 and September 1, 1989 (the "Retirement Plan"). The Retirement Plan is a non-contributory defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers salaried employees of the Company who have attained age 21 and completed one year of service and provides benefits based upon years of service and compensation. All of the executive officers of the Company participate in the Retirement Plan. Annual benefits payable at normal retirement age under the Retirement Plan are based on the formula of 1.25% of a participant's final average earnings multiplied by such participant's years of credited service with the Company after September 1, 1975. Final average earnings are defined under the Retirement Plan as the participant's average annual compensation, excluding discretionary bonuses and subject to annual limitations on compensation under the Internal Revenue Code, during the 60 consecutive months in the final 120 months of the participant's employment which produce the highest average. Since 1989, Internal Revenue Code provisions have limited the amount of annual compensation that can be used for calculating pension benefits. In 1997, no more than $160,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually. Benefits under the Retirement Plan are payable upon normal retirement, which is the later of age 65 or the fifth anniversary of commencing plan participation, early retirement at age 55 following ten years of service, death, disability or other termination of employment following five years of vesting service, and may be paid under various annuity forms of payment. Benefits payable under the Retirement Plan are not offset by any Social Security or other benefits.

     Contributions to the Retirement Plan for any year depend on the assumptions used by the actuary for the Retirement Plan, historic investment experience and the level of prior years' funding. The annual contribution made by the Company to the Retirement Plan for fiscal 1995, 1996 and 1997 was $35,202, $549,199 and $537,765, respectively, equivalent to approximately 0.2% for fiscal 1995, 3.1% for fiscal 1996 and 2.8% for fiscal 1997 of the covered compensation of all participants in the plan. The amount of the contribution, payment or account in respect of a specified person is not and cannot readily be separately or individually calculated by the actuary of the Retirement Plan. Each of Messrs. Miller, Neag, Broadbent, Fleck and Frankhouser have 22 years of credited service for purposes of the Pension Plan. The following table shows the estimated annual benefits payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.


                              PENSION PLAN TABLE

                                  Years of Service
                     -------------------------------------------

Remuneration(1)         15       20       25       30       35
---------------      -------  -------  -------  -------  -------
$100,000 ......      $18,750  $25,000  $31,250  $37,500  $43,750
 150,000 ......       28,125   37,500   46,875   56,250   65,625
 200,000 ......       30,000   40,000   50,000   60,000   70,000
 250,000 ......       30,000   40,000   50,000   60,000   70,000
 300,000 ......       30,000   40,000   50,000   60,000   70,000
 350,000 ......       30,000   40,000   50,000   60,000   70,000
 400,000 ......       30,000   40,000   50,000   60,000   70,000
 450,000 ......       30,000   40,000   50,000   60,000   70,000
 500,000 ......       30,000   40,000   50,000   60,000   70,000
 550,000 ......       30,000   40,000   50,000   60,000   70,000
----------

(1) Under current Internal Revenue Code provisions, no more than $160,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee reviews and establishes, subject to approval of the Board of Directors, the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1992 Stock Incentive Plan. The Human Resources Committee is currently composed of four non-employee directors of the Company.


Compensation Philosophy

     Arrow International's executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives. In establishing the program, the Human Resources Committee assesses the performance of individuals and the Company relative to those objectives.

     The Company's compensation program generally provides incentives to achieve annual and long-term objectives. The principal elements of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted Common Stock. These elements generally are blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other higher level personnel with those of the Company's shareholders.

Compensation Components

     Base Salary. Base salary levels for executive officers are derived from market comparisons with similarly-sized companies engaged in the manufacture of medical products for the health care industry with which the Company competes for executive talent. The Human Resources Committee believes that the Company's most direct competitors for this purpose are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index set forth in the Company Stock Performance Graph included in this Proxy Statement. Based on information currently available to the Human Resources Committee, the Human Resources Committee believes that base salary levels for executive officers, including the Chief Executive Officer, are, on average, at or near the median of base salary levels for executive officers of companies included in the Company's compensation peer group. In determining executive officers' salaries, the Human Resources Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Human Resources Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Human Resources Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 1997, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company's achievements in fiscal 1997 in the following key areas: management efficiency; the successful introduction of new products into the market and the advancement of products under development; continued expansion of the Company's international production and marketing presence; and the Company's overall growth and profitability.

     Annual Incentive Bonuses. Annual incentive bonuses are based on two plans: a Company-wide corporate profit sharing plan (the "Profit Sharing Plan") and a pretax income growth plan limited to certain executive officers (the "Income Growth Bonus Plan").

     Each year of the Profit Sharing Plan begins on November 1st. For purposes of determining the amounts available for distribution under the Profit Sharing Plan, during each month of each plan year the pre-tax income of the Company, excluding royalty revenue, profit sharing expense and other extraordinary income and expense, for the current and two immediately preceding months is averaged, and a fixed percentage of this average is allocated to the Profit Sharing Plan. The amount allocated to the Profit Sharing Plan is apportioned to each participating employee in proportion to the fraction that such employee's compensation for that month represents of the total monthly compensation for all plan participants. Each month the Company distributes to each plan participant 75% of the plan proceeds allocable to such participant, while the remainder of such amount is accumulated for the benefit of such participant and paid out on an annual basis in December of the immediately following plan year. Messrs. Miller, Neag, Broadbent and Holleran and the Company's field sales representatives do not participate in the Profit Sharing Plan.

     Pursuant to the Income Growth Bonus Plan, at the discretion of the Human Resources Committee, Messrs. Miller, Neag, Broadbent, Fleck and Frankhouser are eligible to receive annual incentive bonuses equal to 4.5, 4.0, 4.0, 3.0 and 3.0 times, respectively, the percentage growth in pretax income, adjusted for extraordinary income and expense, of the Company over the previous year times their respective base pay. For fiscal 1997, the Company's pre-tax income, adjusted for extraordinary income and expense, increased 14.6% over fiscal 1996, resulting in an incentive bonus of 65.7% of base pay to Mr. Miller, 58.4% of base pay to each of Messrs. Neag and Broadbent and 43.8% of base pay to each of Messrs. Fleck and Frankhouser. The Human Resources Committee believes that payment of such bonuses specifically linked to the growth in profitability of the Company provides appropriate and effective rewards for successful individual performances that contribute directly to the overall success of the Company. Therefore, it is the present intention of the Human Resources Committee to approve payment of incentive bonuses in fiscal 1998 to the eligible senior executive officers of the Company pursuant to the Income Growth Bonus Plan to the extent that the Company in fiscal 1998 achieves an increase in pretax income, adjusted for extraordinary income and expense, over fiscal 1997.

     Long-Term Incentive Awards. To promote the Company's long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made pursuant to the Arrow International, Inc. 1992 Stock Incentive Plan in the form of stock options, stock appreciation rights ("SARs") and grants of restricted Common Stock. Up until May 31, 1992 when such plan terminated, grants of restricted shares of the Company's previously outstanding Class A Common Stock were made pursuant to the Company's Restricted Stock Bonus Plan. Executive officers of the Company who were shareholders of the Company other than through participation in the Restricted Stock Bonus Plan, including Messrs. Miller, Neag, Broadbent and Holleran, were ineligible to receive awards of restricted stock under this plan.

     Since the stock options, SARs and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Human Resources Committee believes that, as a founder and principal shareholder of the Company, each of Messrs. Miller, Neag and Broadbent currently have sufficient incentive to promote the long-term growth of the Company and, therefore, none of such executive officers has, to date, received any stock awards.

     Stock awards are not granted each year. In selecting recipients and the size of stock awards, the Human Resources Committee generally considers various factors such as the overall job performance and potential of the recipient, prior grants to and amount of Common Stock currently held by the recipient, prior service to the Company, a comparison of awards made to executives and key employees in comparable positions at similar companies, and the Company's performance. No stock awards were made during fiscal 1997. As a result of stock awards made prior to fiscal 1997, each of the Company's executive officers who were not also founders of the Company, as well as a significant number of non-executive employees of the Company, have been afforded the opportunity to enjoy an equity stake in the Company as part of their long-term compensation.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Human Resources Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Human Resources Committee determine that such an action is in the best interests of the Company.

                                         HUMAN RESOURCES COMMITTEE
                                         George W. Ebright, Chairman
                                         John E. Gurski
                                         Robert L. McNeil, Jr.
                                         Richard T. Niner

                            STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the period beginning on August 31, 1992 and ending on August 31, 1997. The comparison assumes $100 was invested on August 31, 1992 in the Common Stock and in each of the foregoing indices and also assumes reinvestment of all dividends.

                           [LINE GRAPH APPEARS HERE]


------------------------------------------------------------------------------------------------------
                               August 31,  August 31,  August 31,  August 31,  August 31,  August 31,
                                 1992         1993        1994        1995        1996        1997
------------------------------------------------------------------------------------------------------
Arrow International, Inc.       $100.00     $ 96.27     $103.02     $171.29     $112.23     $125.00
------------------------------------------------------------------------------------------------------
S&P 500 Stock Index             $100.00     $115.21     $121.52     $147.58     $175.22     $246.44
------------------------------------------------------------------------------------------------------
S&P Medical Products and        $100.00     $ 76.73     $ 89.69     $138.08     $157.11     $224.95
 Supplies Index
------------------------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, the preceding Human Resources Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended August 31, 1997, the Human Resources Committee of the Board of Directors consisted of Messrs. Ebright, Gurski, McNeil and Niner, none of whom is an officer or employee of the Company or any of its subsidiaries. Each of Messrs. Ebright, McNeil and Mr. Niner is a director of Precision. See "Certain Transactions."


                              CERTAIN TRANSACTIONS

     Arrow Precision Products, Inc. ("Precision") is a former subsidiary of the Company which, prior to the sale of Precision Medical Products, Inc., the remaining operating subsidiary of Precision ("PMP"), on August 29, 1997 to a company owned by certain management employees of Precision (including Mr. Holleran), was engaged in the business of manufacturing and marketing certain gastroenterological and other non-catheter medical products. Prior to the sale of PMP, Precision also manufactured certain other products, such as ground needles and injection sites, primarily for use by the Company. At November 28, 1997, certain officers, directors and principal shareholders of the Company continued to own substantially all of Precision's outstanding common stock.

     The directors of Precision include Messrs. Miller, Neag, Broadbent, McNeil, Niner and Ebright. Messrs. Miller and Broadbent are the president and the vice president-finance and treasurer of Precision, respectively. Prior to the sale of PMP, Mr. Holleran was the vice president and chief operating officer and a director of Precision. In fiscal 1997, Mr. Holleran devoted approximately 95% of his business time to Precision, which paid 95% of his salary and bonus, and devoted approximately 5% of his business time to the Company, which paid 5% of his salary and bonus. In fiscal 1997, Mr. Holleran received salary and bonus amounts of $181,436, of which amount Precision paid $172,364 and the Company paid $9,072. In fiscal 1997, Precision also reimbursed the Company for 5% of the salary of Messrs. Miller and Broadbent, each of whom devoted approximately 5% of his business time to Precision. In fiscal 1997, reimbursement payments for the services of Messrs. Miller and Broadbent amounted to $16,495 and $10,309, respectively.

     Sales of products by Precision to the Company in fiscal 1997 amounted to $1,198,895. Although prior to the sale of PMP, the Company had made substantially all of its purchases of such products from Precision, the Company solicited competitive quotations from unrelated suppliers and purchased such products from Precision only when justified by product availability, price, quality and delivery considerations. Prior to the sale of PMP, the Company provided certain operating and administrative services to Precision, at rates which the Company believed to be comparable to those which would have been charged by unrelated third parties. In fiscal 1997, the Company charged Precision $177,932 for such services. Historically, the Company also has maintained employee benefit accounts, including medical benefits, for Precision's employees, at Precision's expense. In fiscal 1997, Precision reimbursed the Company $320,722 for such expenses. In fiscal 1997, Precision leased on a net lease basis approximately 34,000 square feet of office and manufacturing space at the Company's Wyomissing, Pennsylvania facility at a rate believed by the Company to represent current market rates. In fiscal 1997, the Company charged Precision rent of $201,092 for such space at this facility.

     The Board of Directors of the Company has completed a thorough review of the business and operations of Precision and concluded that Precision's business and operations in fiscal 1997 were complementary to and not in competition with the business and operations of the Company. In addition, Precision and the Company have agreed that the Company shall have a right of first refusal to pursue for the Company's own benefit any business opportunity presented to Precision, or of which it has knowledge, that is within the scope of the Company's current or anticipated lines of business.

     Although no longer an operating company following the sale of PMP, Precision continues to bear responsibility for certain employee benefits, including pension and retirement health care, which are payable to individuals who are now, or previously have been, employees of the Company. The Company believes that to ensure that these benefit obligations will be satisfied in the future, the Company should assume these obligations in exchange for the transfer by Precision to the Company of appropriate assets to satisfy such obligations. Consequently, it is contemplated that Precision's two pension plans, both of which were overfunded as of August 31, 1997, will be merged with the Company's pension plans covering comparable employees. The Company anticipates making a payment to Precision in an amount by which the value of Precision's pension plan assets exceeds the actuarially determined present value of Precision's pension plan obligations. In addition, in consideration for the payment by Precision to the Company of sufficient funds to cover the present value of retirement health care and other future obligations to former Precision employees (who previously were also employees of the Company), the Company will assume such obligations.

     In the future, the Company may purchase certain products from PMP that it had formerly purchased from Precision provided that the quotations the Company receives from PMP for such products are competitive with those received from unrelated suppliers in terms of product availability, price, quality and delivery considerations.


                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Company's independent accountants and auditors are Coopers & Lybrand L.L.P., certified public accountants. Coopers & Lybrand L.L.P. has served as the Company's independent accountants and auditors since fiscal 1985. At the Annual Meeting, the shareholders will consider and vote upon a proposal to ratify the appointment of independent accountants for the Company's fiscal year ending August 31, 1998. The Audit Committee of the Board of Directors has recommended that Coopers & Lybrand L.L.P. be re-elected as independent accountants for the 1998 fiscal year. The Board of Directors unanimously recommends that shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR the foregoing proposal unless otherwise indicated.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

     In order to be eligible for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by August 17, 1998. Proposals should be directed to the Secretary of the Company at the principal executive offices of the Company.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation therefor, may solicit proxies personally or by telephone or telegraph. The Company will also request brokers, banks and other nominees, custodians and fiduciaries to forward soliciting materials to their principals and to request authority for the execution of proxies and will reimburse such persons for forwarding such materials.

     A copy of the 1997 Annual Report accompanies this Proxy Statement. Additional copies may be obtained from the Secretary, Arrow International, Inc., P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612.

                                    By Order of the Board of Directors,

                                    T. Jerome Holleran,
                                    Secretary
December 15, 1997
Reading, Pennsylvania

--------------------------------------------------------------------------------

                           ARROW INTERNATIONAL, INC.
       P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612

                  SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 21, 1998

P R O X Y

The undersigned hereby appoints John H. Broadbent, Jr. and T. Jerome Holleran, and each of them, his/her Proxies, each with full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of capital stock of ARROW INTERNATIONAL, INC. (the "Company") held of record by the undersigned on November 28, 1997, at the Annual Meeting of Shareholders to be held on January 21, 1998 and any adjournments thereof, and hereby further authorizes each of them, in their discretion, to vote upon any other business that may properly come before the meeting.

Election of Directors, Nominees:        (change of address/comments)


For term expiring in 2000:             -------------------------------
 R. James Macaleer
                                       -------------------------------

For term expiring in 2001:             -------------------------------
 Carl G. Anderson, Jr.
                                       -------------------------------
For terms expiring in 2002:              (If you have written in the
 Raymond Neag                             above space, please mark the
 Richard T. Niner                         corresponding box on the
                                          reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box with regard to a particular proposal if you wish to vote FOR such proposal. The proxies cannot vote your shares unless you sign and return this card.
                                                                 ---------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                 ---------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

[X]  Please mark your
     votes as in this
     example.

This Proxy, when properly executed, will be voted in the manner directed therein. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.

--------------------------------------------------------------------------------
           The Board of Directors recommends a vote FOR proposal 2.
--------------------------------------------------------------------------------
                        FOR             WITHHELD

1. Election of          [_]               [_]
   Directors.
   (see reverse)

                                   FOR     AGAINST    ABSTAIN

2. Ratification of appointment     [_]       [_]        [_]
   of Coopers & Lybrand
   L.L.P. as independent
   accountants.

For, except vote withheld from the following nominee(s):


--------------------------------   --------------------------------

--------------------------------------------------------------------------------

SIGNATURE(S)                                       DATE
             ---------------------------------          -----------

Change of               [_]
Address/Comments
on Reverse Side

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                   ARROW(R)
                              INTERNATIONAL, INC.



                        Annual Meeting of Shareholders
                               January 21, 1998
                                   4:00 p.m.
                            Sheraton Berkshire Inn
                    Route 422 West and Papermill Road Exit
                           Wyomissing, Pennsylvania